Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is entered into as of August 8, 2006, between CNA Financial Corporation, a Delaware corporation (the “Company”), and Loews Corporation, a Delaware corporation (the “Purchaser”).

Reference is made to the Series H Cumulative Preferred Stock Retirement Agreement, dated as of August 1, 2006, among the Company and the Purchaser (as amended, supplemented or modified from time to time, the “Retirement Agreement”). The execution of this Agreement is a condition to the closing of the transactions contemplated by the Retirement Agreement.

The parties hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms shall have the following meanings:

Advice: As defined in the last paragraph of Section 4 hereof.

Affiliate: of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

Common Stock. The common stock, $2.50 par value per share, of the Company.

Company: As defined in the Recitals hereto.

Controlling person: As defined in Section 6(a) hereof.

Disclosure Package: With respect to any offering shall mean any preliminary prospectus relating to such offering, any Issuer Free Writing Prospectus (as defined in Rule 433 promulgated by the SEC pursuant to the Securities Act) used in connection with such offering and any final term sheet used in connection with such offering.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

Holder: The Purchaser and each transferee (including subsequent transferees) of Shares that are Transfer Restricted Securities registered in the name of the Purchaser or such transferee.

Indemnified Person: As defined in Section 6(a) hereof.

Person: An individual, partnership, corporation, limited liability company, professional corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchaser: As defined in the Recitals hereto.

Registration Request: As defined in Section 2(a) hereto.

Registration Statement: Any registration statement of the Company that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Retirement Agreement: As defined in the Recitals hereto.

Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

SEC: The Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

Shares: A total of 7,863,258 shares of Common Stock owned by the Purchaser at the time of any Registration Request or any request by the Purchaser pursuant to Section 2(b) of this Agreement; provided, that the maximum number of shares of Common Stock for which the Purchaser may make Registration Requests and requests pursuant to Section 2(b) of this Agreement is 7,863,258.

Transfer Restricted Securities: The Shares until the earliest of (i) the date on which such Shares have been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement or (ii) the date on which such Shares are sold pursuant to Rule 144 (or any similar provisions then in effect) or are salable pursuant to paragraph (k) of Rule 144.

2. Demand and Piggy-back Registrations

(a) Upon the written request (a “Registration Request”) to register shares of Transfer Restricted Securities by Holders of not less than a majority of the then outstanding Transfer Restricted Securities, the Company will use its reasonable best efforts to file with the SEC as promptly as practicable thereafter (but in no event later than thirty (30) days following the date of receipt of a Registration Request), a Registration Statement under the Securities Act registering the resale of such Transfer Restricted Securities and will use its reasonable best efforts to effect the registration of the Transfer Restricted Securities under all applicable state securities and blue sky laws on or prior to 150 days following the date of receipt of a Registration Request. Such request shall state the intended method of disposition of the Transfer Restricted Securities sought to be registered, which may include the underwritten public offering of such Transfer Restricted Securities. Whenever the Company shall be requested to effect the registration of any Transfer Restricted Securities under the Securities Act pursuant to this Section 2(a), the Company shall promptly give written notice of such proposed registration to all Holders stating that such Holders have the right to request that any or all of the Transfer Restricted Securities owned by them be included in such registration. The Company shall include in such registration all Transfer Restricted Securities with respect to which the Company receives written requests from the Holders thereof for inclusion therein (stating the intended method of disposition of such Transfer Restricted Securities) if such requests are received within 20 calendar days of the Company’s delivery of written notice pursuant to the preceding sentence. The Registration Statement shall be on Form S-1 or S-3 under the Securities Act or another appropriate registration permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them. The holders shall be entitled to request not more than three (3) such registrations pursuant to this Section 2(a). The Company shall use its reasonable best efforts to keep the Registration Statement effective for a continuous period until such time as no Transfer Restriction Securities remain outstanding by supplementing and amending the Registration Statement to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the holder thereof entitled to the benefits of this Section 2(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the rules, regulations or instructions applicable to the registration form used for such Registration Statement.

(b) Piggy-back Registration Rights. If the Company at any time proposes or is required to register any of its securities under the Securities Act or any applicable state securities or Blue Sky laws on a form which permits inclusion of Transfer Restricted Securities, it will each such time give written notice to all Holders of then existing Transfer Restricted Securities of its intentions to do so. Upon the written request of any such Holder given within 20 days after receipt of any such notice, the Company will use its best efforts to cause all such Transfer Restricted Securities which such Holders shall have requested be registered to be registered under the Securities Act and any applicable state securities or blue sky laws all to the extent requisite to permit the sale or other disposition by such Holders of the Transfer Restricted Securities so registered; provided, however, if the offering proposed to be made is to be an underwritten public offering, and the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of Securities (as specified in such opinion) which can be marketed without materially and adversely affecting such offering, then the relative rights to participate in such offering of the Holders of Transfer Restricted Securities, Holders of other securities having the right to include such securities in such registration, and the Company shall be in the following order of priority:

First: The Person or Persons (including the Company in the case of an offering initiated by the Company) requesting such registration shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; and then

Second: The Holders of Transfer Restricted Securities and the holders of securities of the Company which have a right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of outstanding shares of Transfer Restricted Securities which each such Holder shall have requested be registered and the number of outstanding securities of the Company which a holder thereof shall have requested be registered; and then

Third: If such registration shall have been requested by a Person or Persons other than the Company, the Company shall be entitled to include securities in such registration.

No registrations of Transfer Restricted Securities under this Section 2(b) shall relieve the Company of its obligation to effect registrations under Section 2(a) hereof, or shall constitute a registration request by any Holder of Transfer Restricted Securities under Section 2(a).

(c) Suspension of Registration Statement. Notwithstanding anything to the contrary in this Section 2, the Company may, by delivering written notice to the Holders, defer and suspend the filing of any Registration Statement covering Transfer Restricted Securities at any time if (i) the Company is in possession of material non-public information, (ii) the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information and (iii) the Company determines in good faith that disclosure of such material non-public information would have a material adverse effect on the Company and its stockholders; provided, however, that upon the public disclosure by the Company of the material non-public information described in clause (i) of this paragraph, the suspension of the filing of the Registration Statement pursuant to this Section 2(c) shall cease and the Company shall promptly comply with Section 3(b) hereof. In no event shall any suspension of the filing of a Registration Statement pursuant to Section 2(c) exceed sixty (60) days or occur more than three (3) times in any twelve (12) month period.

3. Registration Procedures

In connection with the Company’s registration obligations pursuant to Section 2 above, the Company shall in compliance with the time frames set forth above:

(a) prepare and file with the SEC a Registration Statement with respect to such Transfer Restricted Securities and use reasonable best efforts to cause such Registration Statement to be declared effective (unless it shall have become automatically effective upon filing) and to keep such Registration Statement effective until such time as none of such Transfer Restricted Securities remain outstanding and provide all requisite financial statements required for such Registration Statement to become effective and remain effective as provided herein. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement; the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use its best efforts to cause such amendment to be declared effective (unless it shall have become automatically effective upon filing) and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period as specified in Section 2 hereof; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(c) advise the selling Holders and any underwriters promptly and, if requested by such Persons, confirm such advice in writing, (i) when the Registration Statement, post-effective amendment thereto, Prospectus or Prospectus supplement has been filed and/or become effective, (ii) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated or deemed to be incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(d) furnish to any underwriters and each selling Holder named in any Registration Statement or Prospectus before filing with the SEC, copies of any Registration Statement or any

Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or any amendment or supplement to any such Registration Statement (including all such documents incorporated by reference) to which any such Person, shall reasonably object within five Business Days after the receipt thereof. A selling Holder shall be deemed to have reasonably objected to such filing only if such Registration Statement, amendment, or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

(e) promptly following the filing of any document that is to be incorporated by reference into a Registration Statement, provide copies of such document to any underwriter and the selling Holders, make the Company’s representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Persons, reasonably may request.

(f) make available at reasonable times for inspection by any underwriters and the selling Holders, and any attorney or accountant retained by Persons, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by any Persons, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(g) if requested by any underwriter or selling Holders, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such underwriter or selling Holders, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included therein;

(h) furnish to any underwriter and each selling Holder, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(i) deliver to any underwriter and each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by any underwriter and each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(j) make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities in connection with any sale pursuant to any Registration Statement contemplated by this Agreement, and, at or prior to each closing of such sale, the Company shall:

(A) furnish (or in the case of subparagraphs (2) and (3) below, use its best efforts to furnish) to any underwriter and each selling Holder:

(1) a customary certificate signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company confirming, as of the date thereof, the matters similar to those covered in an officers certificate to underwriters in connection with primary underwritten offerings and such other similar matters as the Holders may reasonably request;

(2) a customary opinion of counsel for the Company covering matters similar to those customarily covered in opinion letters of Counsel to underwriters in connection with primary underwritten offerings and such other matters as the Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the (i) applicable Registration Statement, as of its most recent effective date immediately preceding the execution of the underwriting agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package as of the date of the first contract of sale following the execution of the underwriting agreement contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(3) customary comfort letters from the independent accountants of the Company, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary Underwritten Offerings;

(B) enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Holders;

(C) to the extent requested by the selling Holders, (1) make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and assets of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any underwriter, attorney, accountant or agent in connection with the registration statement, (2) make available appropriate management personnel for participation in the preparation and drafting of the registration or comparable statement, for due diligence and “road show” meetings, and (3) obtain a cold comfort letter from the Company’s independent public accountants addressed to the selling Holders in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Transfer Restricted Securities being sold reasonably request; and

(D) deliver such other documents and certificates as may be reasonably requested by any underwriter or any of the selling Holders to evidence compliance with clause (A) above.

The above shall be done at each closing, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise any underwriter and the selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

(k) prior to any public offering of Transfer Restricted Securities, to register or qualify, or cooperate with any underwriter and the selling Holders, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and as reasonably required to permit the resale of such Transfer Restricted Securities in such jurisdictions and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(l) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(m) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (k) above;

(n) subject to Section 3(c)(iv), if any fact or event contemplated by Section 3(c)(iv) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(o) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide a transfer agent and registrar for the Transfer Restricted Securities not later than the effective date of the Registration Statement; and

(p) agree with the selling Holders and any underwriters that no party may use a Free Writing Prospectus (as defined in Rule 405 promulgated by the SEC pursuant to the Securities Act) without the consent of the other parties.

4. Agreement of Holders

Each Holder of Transfer Restricted Securities agrees that, upon receipt of any notice from the Company pursuant to Section 3(a) hereof or of the happening of any event of the kind described in Section 3(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(d) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 2(a) hereof, if applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(c)(iii) or Section 3(c)(iv) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplement or amended Prospectus contemplated by Section 3(c) hereof or shall have received the Advice.

5. Registration Expenses

(a) Except as set forth in Section 5(b) below, all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses in compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities and Prospectus), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company , (v) fees and disbursements of all independent certified special audit and “cold comfort” letters required by or incident to such performance, (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange.

(b) In connection with any Registration Request hereunder, the following fees and expenses shall be borne by the Holders: (i) underwriters’ discounts, commissions and expenses, (ii) SEC registration fees and stock exchange listing fees with respect to the shares of Transfer Restricted Securities to be registered, and (iii) fees and disbursements of counsel for the Holders.

6. Indemnification

(a) The Company agrees to indemnify and hold harmless (i) each Holder and underwriter and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder or underwriter (any of the persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder, underwriter or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Person”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission that is made in reliance, upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Indemnified Person with respect to which indemnity may be sought against the Company pursuant to the preceding paragraph, such Indemnified Person (or the Indemnified Person controlled by such controlling person) shall promptly notify the Company in writing and the Company upon the request of such Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person, and shall pay the fees and disbursements of such counsel related to such proceedings (provided, that the failure to promptly give such notice shall not relieve the Company of its obligations pursuant to this Agreement except to the extent the Company was actually prejudiced by such failure). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be at the expense of the such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense) it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for such Indemnified Persons, which firm shall be designated by the Indemnified Persons. The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, and the Company agrees to indemnify and hold harmless each Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of such Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and its officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company (except that if the Company shall have assumed the defense thereof, such Holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, its directors or officers or such controlling persons) and the Company shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the total proceeds (net of brokerage commissions) received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement.

(c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Indemnified Person, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Person and the parties’ relative intent, knowledge and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 6(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount paid by such Holder for such Transfer Restricted Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 6(c) are several in proportion to the respective shares of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have under the Retirement Agreement or hereunder. The provisions of this Section 6 shall survive so long as Transfer Restricted Securities remain outstanding, notwithstanding any transfer or sale of the Transfer Restricted Securities by any Holder or any termination of this Agreement or the Retirement Agreement.

7. Information Requirements.

The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any Holders of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will cooperate with any Holder of Transfer Restricted Securities and take such further reasonable action as any Holder of Transfer Restricted Securities may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements.

8. Miscellaneous

(a) Remedies. Each holder of Transfer Restricted Securities or the Company, in addition to being entitled to exercise all rights provided herein, in the Retirement Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Transfer Restricted Securities agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that as of the date hereof, the rights granted to the Holders of Transfer Restricted Securities hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under other agreements.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Holders of a majority of the then outstanding Transfer Restricted Securities; provided, however; that, for the purposes of this Agreement, Transfer Restricted Securities that are owned, directly or indirectly, by either the Company or an Affiliate of the Company shall not be deemed outstanding.

(d) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, or certified first-class mail, return receipt requested:

(i)	if to the Company, as provided in the Retirement Agreement,

(ii)	if to the Purchaser, as provided in the Retirement Agreement, or

(iii)	if to any other person who is then the registered Holder of any Transfer Restricted Securities, to the address of such Holder as it appears in the Transfer Restricted Securities register of the Company.

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient’s telecopier machine, if telecopied.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Transfer Restricted Securities provided such subsequent Holders acquire such Transfer Restricted Securities directly from such Holder but without the need for an express assignment.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

(g) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of law. All suits or other actions (whether at law or in equity) to enforce rights pursuant to this Registration Rights Agreement may be brought only in (i) state courts of the state of Illinois in Cook County, (ii) state courts of the state of New York in New York County, (iii) state courts in the state of Delaware in New Castle County, or (iv) the United States District Court for (a) the Northern District of Illinois, (b) the Southern District of New York or (c) the District of Delaware. The Company and Holders of Transfer Restricted Securities, by their acceptance thereof, consent to the jurisdiction of such courts and waive any objections to venue or claim of forum non-conveniens with respect to all such suits and actions brought in any such court.

(h) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to “Section” and “paragraph” refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

(j) Owner of Transfer Restricted Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a register with respect to the Transfer Restricted Securities in which all transfers of Transfer Restricted Securities of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Transfer Restricted Securities are registered in such register of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

(k) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

(l) Survival. The provisions of Sections 5, 6 and 8(a) shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

CNA FINANCIAL CORPORATION

By:	/s/ D. Craig Mense
Name:	D. Craig Mense
Title:	Executive Vice President
and Chief Financial Officer

LOEWS CORPORATION

By:	/s/ Peter Keegan
Name:	Peter Keegan
Title:	Senior Vice President
and Chief Financial Officer